UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On December 22, 2011, China Energy Recovery Inc. (CER) announced that the Board of Directors has authorized a share repurchase program of up to $500,000. The funding for the repurchases will be from cash on hand.

The Board of Directors considered a number of options for the use of the current cash available to CER and the anticipated cash flow and various capital needs over the near term, and believed that initiation of a share repurchase program at this time provides flexibility to enhance shareholder value relative to the current stock price.

The manner, price, number and timing of the share repurchases will be subject to a variety of conditions, including market conditions and applicable U.S. Securities and Exchange Commission rules and regulations. CER expects that the shares will be purchased from time to time, through privately negotiated transactions or open market transactions, or otherwise. The share repurchase program may be suspended, modified or discontinued at any time, at the full discretion of CER, without prior notice. CER may determine not to use the full amount of funds available or may determine to increase the funds available for the repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: December 22, 2011	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer